                                                                   EXHIBIT 10.85





                                   AGREEMENT

                          AND PLAN OF REORGANIZATION

                                     AMONG

                              ADAC LABORATORIES,

                            GEOMETRICS CORPORATION

                                      AND

                  THE SHAREHOLDERS OF GEOMETRICS CORPORATION





                               ----------------

                               NOVEMBER 4, 1996

                               ----------------

                               TABLE OF CONTENTS

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
                                                                            Page
                                                                            ----
ARTICLE 1   DESCRIPTION OF TRANSACTION.......................................  1

       1.1  Merger of the Company into ADAC..................................  1
       1.2  Effect of the Merger.............................................  1
       1.3  Closing; Effective Time..........................................  2
       1.4  Articles of Incorporation and Bylaws; Directors and Officers.....  2
       1.5  Conversion of Shares.............................................  2
       1.6  Closing of the Company's Transfer Books..........................  3
       1.7  Exchange of Certificates.........................................  3
       1.8  Tax Consequences.................................................  4
       1.9  Accounting Consequences..........................................  4
       1.10 Further Action...................................................  4

ARTICLE 2   REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................  4

       2.1  Organization; Subsidiaries; Capitalization.......................  4
       2.2  Financial Statements; Absence of Liabilities.....................  5
       2.3  Absence of Certain Changes or Events.............................  6
       2.4  Tax Matters......................................................  6
       2.5  Contracts........................................................  7
       2.6  Intellectual Property............................................  8
       2.7  Employees........................................................  9
       2.8  Proprietary Information and Inventions Agreements................ 10
       2.9  Litigation and Claims; Compliance with Law....................... 10
       2.10 Properties....................................................... 11
       2.11 Full Disclosure.................................................. 11
       2.12 Transactions with Affiliates..................................... 11
       2.13 Financial Advisor................................................ 12
       2.14 Enforceability................................................... 12
       2.15 Governmental Consents; No Conflicts.............................. 12
       2.16 Negotiation With Others.......................................... 12

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF ADAC........................... 13

       3.1  SEC Filings; Financial Statements................................ 13
       3.2  Authority; Binding Nature of Agreement........................... 14
       3.3  Valid Issuance................................................... 14
       3.4  Financial Advisor................................................ 14
       3.5  Securities Laws.................................................. 14

                                       i
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                                  (CONTINUED)

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
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
ARTICLE 4   CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME; ADDITIONAL
            AGREEMENTS......................................................  14


       4.1  Information and Access..........................................  14
       4.2  Conduct of Business of the Company..............................  15
       4.3  Negotiation With Others.........................................  17
       4.4  Registration Statement..........................................  17
       4.5  Regulatory Approvals............................................  17
       4.6  Additional Agreements...........................................  18
       4.7  Disclosure......................................................  18
       4.8  Employment Agreements...........................................  18
       4.9  Affiliate and Investment Representation Agreements..............  18
       4.10 Continuity of Interest Certificates.............................  18
       4.11 Tax Opinion Back-Up Certificates................................  18

ARTICLE 5   CONDITIONS PRECEDENT TO OBLIGATIONS OF ADAC.....................  19

       5.1  Representations and Warranties Accurate................. .......  19
       5.2  Compliance With Covenants.......................................  19
       5.3  No Material Adverse Effect......................................  19
       5.4  Certificate.....................................................  19
       5.5  Pre-Acquisition Review..........................................  19
       5.6  Governmental Consents and Approvals.............................  19
       5.7  Consent of Lenders..............................................  20
       5.8  Board of Directors Approval.....................................  20
       5.9  Exempt Transaction..............................................  20
       5.10 Employment Agreements...........................................  20
       5.11 Affiliate and Investment Representation Agreements..............  20
       5.12 Absence of Restraint............................................  20
       5.13 No Litigation...................................................  20
       5.15 Legal Opinion...................................................  20
       5.16 Tax Opinion.....................................................  20
       5.17 Closing Price...................................................  20

                                      ii
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                               TABLE OF CONTENTS
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                                  (CONTINUED)

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
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                                                                            ----
ARTICLE 6   CONDITIONS PRECEDENT TO THE COMPANY'S AND THE SHAREHOLDERS'
            OBLIGATIONS...................................................... 21

       6.1  Representations and Warranties Accurate.......................... 21
       6.2  Compliance With Covenants........................................ 21
       6.3  Certificate...................................................... 21
       6.4  Legal Opinion.................................................... 21
       6.5  Tax Opinion...................................................... 21
       6.6  Absence of Restraint............................................. 21
       6.7  Employment Agreements............................................ 21
       6.8  Closing Price.................................................... 21

ARTICLE 7   TERMINATION OF AGREEMENT......................................... 22

       7.1  Termination...................................................... 22
       7.2  Effect of Termination............................................ 23
       7.3  Fees and Expenses................................................ 23

ARTICLE 8   HOLDBACK......................................................... 23

       8.1  Holdback Amount.................................................. 23
       8.2  Voting of Shares................................................. 23
       8.3  Transferability; Fractional Shares............................... 23
       8.4  Claim Notice..................................................... 24
       8.5  Response Notice.................................................. 24
       8.6  Release of Shares to ADAC........................................ 24
       8.7  Release of Shares to Agent....................................... 25
       8.8  Sole Recourse.................................................... 26

ARTICLE 9   POST-CLOSING COVENANTS OF ADAC................................... 26

       9.1  University of Wisconsin.......................................... 26
       9.2  Lease............................................................ 26
       9.3  Credit for Years of Service for Vacation Accruals................ 26

ARTICLE 10  MISCELLANEOUS.................................................... 26

                                      iii

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                                  (CONTINUED)

                                                                            PAGE
                                                                            ----
      10.1  Non-Compete.....................................................  26
      10.2  Amendment.......................................................  26
      10.3  Waiver..........................................................  27
      10.4  No Survival of Representations and Warranties...................  27
      10.5  Severability....................................................  27
      10.6  Entire Agreement; Counterparts; Applicable Law..................  27
      10.7  Assignability...................................................  27
      10.8  Notices.........................................................  28
      10.9  Cooperation.....................................................  28
      10.10 Confidentiality.................................................  28
      10.11 Certain Terms...................................................  29
      10.12 Titles..........................................................  29
      10.13 Articles, Sections and Exhibits.................................  29

                                      iv
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                                  (CONTINUED)

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
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                                                                            ----

                                    EXHIBITS
Exhibit   A-1       Form of Employment Agreement for Mark Gehring

Exhibit   A-2       Form of Employment Agreement for Cameron Sanders

Exhibit   B         Form of Affiliate and Investment Representation Agreement

Exhibit   C         Form of Continuity of Interest Certificate

Exhibit   D         Form of the Company's Tax Opinion Back-Up Certificate

Exhibit   E         Form of ADAC's Tax Opinion Back-Up Certificate

Exhibit   F         Form of Opinion of LaFollette & Sinykin

Exhibit   G         Form of Opinion of Cooley Godward LLP

                     AGREEMENT AND PLAN OF REORGANIZATION



     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of November 4, 1996, by and among: ADAC LABORATORIES, a California corporation ("ADAC"); GEOMETRICS CORPORATION, a Wisconsin corporation (the "Company"); and MARK A. GEHRING, T. ROCKWELL MACKIE, CAMERON L. SANDERS AND PAUL J. RECKWERDT (together, the "Shareholders").

                                   RECITALS

     A. ADAC and the Company intend to effect a merger of the Company into ADAC in accordance with this Agreement and the laws of the State of California (the "Merger"). Upon consummation of the Merger, the Company will cease to exist.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     C. For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

                                   AGREEMENT

     ADAC, the Company and the Shareholders agree as follows:


1

                          DESCRIPTION OF TRANSACTION

     .1   MERGER OF THE COMPANY INTO ADAC.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged into ADAC and the separate existence of the Company shall cease. ADAC will be the surviving corporation in the Merger (the "Surviving Corporation").

     .2   EFFECT OF THE MERGER.  The Merger shall have the effects set forth in this Agreement, in the applicable provisions of the California General Corporation Law (the "CGCL") and in the applicable provisions of the Wisconsin Business Corporation Law (the "WBCL").

     .3   CLOSING; EFFECTIVE TIME.  The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward llp, One Maritime Plaza, 20th Floor, San Francisco, California 94111 on the date as of which each of the conditions set forth in Articles 5 and 6 has been fulfilled or waived or on such other date as may be jointly designated by ADAC and the Company (the "Closing Date"). As soon as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the CGCL shall be filed with the California Secretary of State and articles of merger conforming to the requirements of the WBCL shall be filed with the Wisconsin department of financial institutions. The Merger shall become effective at the time said certificate of merger is filed with the California Secretary of State and the Wisconsin Department of Financial Institutions (the "Effective Time"). The Company and ADAC shall use their best efforts to properly file such certificate of merger and such articles of merger no later than the end of the business day following the Closing Date.

     .4   ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS.  The
Articles of Incorporation of ADAC shall be the Articles of Incorporation of the Surviving Corporation as of the Effective Time. The Bylaws of ADAC, as in effect immediately prior to the Effective Time, shall become the Bylaws of the Surviving Corporation at the Effective Time. The directors and officers of the Surviving Corporation immediately after the Effective Time shall be the directors and officers of ADAC immediately prior to the Effective Time.

     .5   CONVERSION OF SHARES.

          (A) At the Effective Time, by virtue of the Merger (and without any action on the part of any shareholder of the Company):

               (I) any shares of the common stock, One Dollar ($1.00) par value, of the Company ("Company Common Stock") then held by the Company or any subsidiary of the Company (or held in the Company's treasury) shall be canceled; and

               (II)   except as provided in clause (i) above and subject to
Section 1.5(b), all shares of Company Common Stock then outstanding shall be converted into the right to receive in aggregate that number of shares of the common stock of ADAC ("ADAC Common Stock") equal to (x) the sum of $3,800,000 and the Grossed-Up Additional Amount, divided by (y) the average closing sales price of the ADAC Common Stock during the five trading days immediately preceding the second business day prior to the Closing Date (the "Closing Price"). For purposes of this Section 1.5(b)(ii), the "Grossed-Up Additional Amount" shall mean the Additional Amount grossed up by 30.00%. The "Additional Amount" shall mean the amount equal to the Company's cash on hand as of the Closing, after giving effect to the dividend payment set forth in Section 4.2(b)(i) below, minus (1) $5,000 and (2) the aggregate of all liabilities incurred by the Company but unpaid as of the Closing Date for (A) legal and accounting fees, (B) royalties to the University of Wisconsin for units with respect to which the

Company has received payment from ADAC, (C) employee base and bonus compensation, (D) 401(k) matching obligations and (E) any office lease payment due on or before the Closing Date.

          (B) The shares of ADAC Common Stock into which each outstanding share of Company Common Stock is to be converted pursuant to Section 1.5(a)(ii) (as such fraction may be adjusted in accordance with this Section 1.5(b)) is referred to as the "Exchange Ratio." If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or ADAC Common Stock are changed into a different number or class of shares by reason of any stock dividend, subdivision, reclassification, recapitalization, split-up, combination or similar transaction, the Exchange Ratio shall be appropriately adjusted.

     .6   CLOSING OF THE COMPANY'S TRANSFER BOOKS.  At the Effective Time,
holders of certificates representing shares of Company Common Stock shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall thereafter be made on such stock transfer books. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Common Stock (a "Company Common Stock Certificate") is presented to ADAC, such Company Common Stock Certificate shall be canceled and exchanged as provided in Section 1.7.

     .7   EXCHANGE OF CERTIFICATES.

          (A) As soon as practicable after the Effective Time, ADAC will mail to the holders of Company Common Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as ADAC may reasonably specify and (ii) instructions for use in effecting the surrender of Company Common Stock Certificates in exchange for certificates representing ADAC Common Stock. Upon surrender of a Company Common Stock Certificate to ADAC for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by ADAC, the holder of such Company Common Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of ADAC Common Stock that such holder has the right to receive pursuant to the provisions of this Article 1 (after withholding the Holdback Common Stock (as defined in Section 8.1)), and the Company Common Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7, each Company Common Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of ADAC Common Stock (and cash in lieu of any fractional share of ADAC Common Stock) as contemplated by this
Article 1.

          (B) No dividends or other distributions declared or made with respect to ADAC Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Common Stock Certificate with respect to the shares of ADAC

Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Common Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment, all without interest thereon).

          (C) No certificates or scrip for fractional shares of ADAC Common Stock shall be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to receive a certificate or scrip for a fraction of a share of ADAC Common Stock shall receive from ADAC a cash amount equal to the market value of one share of ADAC Common Stock (based on the Closing Price) multiplied by the fraction of a share of ADAC Common Stock to which such holder would otherwise be entitled.

          (D) ADAC shall not be liable to any holder or former holder of shares of Company Common Stock with respect to any shares (or dividends or distributions with respect thereto) or cash amounts issuable pursuant to this
Article 1 which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     .8   TAX CONSEQUENCES.  For federal income tax purposes, the Merger is intended to constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. Neither the Company nor ADAC shall take a position inconsistent with this Section 1.8 on any tax return.

     .9   ACCOUNTING CONSEQUENCES.  For accounting purposes, the Merger is intended to be treated as a "pooling of interests." Neither the Company nor ADAC shall take any action prior to the Effective Time that could reasonably be expected to prevent the Merger from being accounted for as a "pooling of interests." Notwithstanding the foregoing, if so advised by its independent public accountants, ADAC may elect to treat the Merger as a "purchase." If ADAC elects to treat the Merger as a "purchase," ADAC will continue to treat the Merger as a tax-free reorganization for tax purposes.

     .10 FURTHER ACTION. If at any time after the Effective Time any further action is determined by ADAC to be necessary or desirable to carry out the purposes of this Agreement or to vest ADAC as the Surviving Corporation with the full right, title and possession of and to all assets, property, rights, privileges, immunities, powers and franchises of the Company, the officers and directors of ADAC shall be fully authorized (in the name of the Company and otherwise) to take such action.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure schedule delivered to ADAC on the date of this Agreement and signed by the President of the Company (the "Company Disclosure Schedule"), the Company represents and warrants to ADAC as follows:

     .1   ORGANIZATION; SUBSIDIARIES; CAPITALIZATION.

          (A) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Wisconsin. The Company has all necessary power and authority under applicable corporate law and its organizational documents to own or lease its properties and to carry on its business as presently conducted. As of the date of this Agreement, the Company Disclosure Schedule sets forth a list of all of the Company's "affiliates" or their "associates" (as such terms are defined in the rules and regulations of the Securities and Exchange Commission (the "SEC")). As of the date of this Agreement, the Company does not own or hold, directly or indirectly, any debt or equity securities of, or has any other interest in, any corporation, partnership, joint venture or other entity, and the Company has not entered into any agreement to acquire any such interest.

          (B) Each of the Company and its affiliates is qualified to do business as a foreign corporation, partnership or limited liability company, as the case may be, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to so qualify would have a material adverse effect. For purposes of this Agreement, material adverse effect, as it applies to the Company, means a material adverse effect on the business, operations, financial condition or assets of the Company other than as a result of (i) general economic or industry conditions, or (ii) the performance by the Company of its obligations, or the exercise by ADAC of its rights under this Agreement.

          (C) As of the date of this Agreement, the authorized capital stock of the Company consists of: 9,000 shares of Company Common Stock of which, as of the date hereof, 400 shares were issued and outstanding. All the issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights and were issued in compliance with state and federal securities laws. Except as set forth above, as of the date of this Agreement, (i) there are no shares of capital stock of the Company authorized, issued or outstanding, (ii) there are no out standing subscriptions, options, warrants, stock appreciation right plans, calls, rights, convertible securities, stockholder rights plans (or similar plans commonly referred to as "poison pills") or other agreements or commitments of any character relating to issued or unissued capital stock or other securities of the Company or any of its subsidiaries, or obligating the Company or any other party to issue, transfer or sell any shares of the capital stock or other securities of the Company or any of its subsidiaries, and (iii) there are no other outstanding securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of the capital stock or other securities of the Company or any of its subsidiaries or any successor corporation or controlling person of such successor corporation. All outstanding securities of the Company are held by the Shareholders as set forth in the Company Disclosure Schedule.

          (D) Neither the Company nor any of its affiliates owns any ADAC Common Stock.

          (E) A complete and accurate copy of the Certificate of Incorporation, as amended to date, of the Company has been delivered to ADAC.

     .2   FINANCIAL STATEMENTS; ABSENCE OF LIABILITIES.

          (A) The Company's unaudited interim financial statements as of October 31, 1996 and for the ten-month period then ended (the "Unaudited Interim Financial Statements") were prepared in accordance with the books and records of the Company using accounting principles applied on a consistent basis throughout the period involved and fairly present the financial position of the Company as of the date thereof and the results of its operations and cash flows for the period indicated.

          (B) The Company has no Liabilities, except for (i) Liabilities which are disclosed in the Unaudited Interim Financial Statements, or (ii) Liabilities which were incurred after October 31, 1996 in the ordinary course of business and which do not exceed $5,000 in the aggregate. As used herein, "Liabilities" shall mean any liability or obligation of any kind or nature, secured or unsecured (whether absolute, accrued, contingent or otherwise, and whether due or to become due).

     .3   ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since October 31, 1996, there has not been (a) any change, or any development or combination of changes or developments that has had or would reasonably be expected to have a material adverse effect on the Company, (b) any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a material adverse effect on the Company or (c) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which would be prohibited by
Section 4.2(b) if it were to occur or be effected between the date of this Agreement and the Effective Time.

     .4   TAX MATTERS.

          (A) The Company is now, and at all times since its incorporation has been, a valid S Corporation under the Code. The Company has filed, within the time (including any extensions of applicable due dates) and in the manner prescribed by law, all material returns, declaration, reports, estimates, information returns, statements and reports ("Returns"), required to be filed under federal, state, local or any foreign laws by the Company.

          (B) The Company has, within the time (including any extensions of applicable due dates) and in the manner prescribed by law, paid all Taxes (as defined below) that are due and payable by the Company.

          (C) The Company has accrued on its books an amount sufficient to cover all Taxes that will become due and payable by the Company for the period ending on the Closing Date.

          (D)  The Company has not filed (and will not file prior to the Closing
Date) any consent agreement under Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of any subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Company.

          (E) To the Company's knowledge, the Transactions (as defined in Section 2.15) will not result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, and there is no agreement, plan or arrangement covering any employee or independent contractor of the Company that would give rise to any payment that would not be deductible pursuant to
Section 280G of the Code.

          (F) No outstanding debt obligation of Company is "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code.

          (G) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, or other assessments of whatever kind or nature, including, without limitation, all net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, net worth, environmental, occupancy or property taxes, customs duties, fees, assessments or charges of any kind whatsoever (together with any interest and any penalties, additions to tax or additional amounts) imposed by any taxing authority (domestic or foreign) upon or payable by the Company or any of its subsidiaries.

     .5   CONTRACTS.

          (A) As of the date of this Agreement, the Company is not a party to, or bound by, any undischarged written or oral:

               (I) contract for the employment for any period of time whatsoever, or restricting the employment, of any employee;

               (II) consulting agreement, except for those that both (A) do not call for payment in an annual amount in excess of $5,000 in the aggregate and (B) were entered into in the ordinary course of business;

               (III) contract or agreement restricting in any manner the Company's right to compete with any other person or restricting the Company's or any of its affiliates' listed on Schedule 2.1(a) right to sell to or purchase from any other person; or

               (IV) contract or other instrument that (A) provides for the receipt or expenditure of cash or other consideration in excess of $5,000, except sales and purchase orders accepted in the ordinary course of business,
(B) was entered into outside the ordinary course of business, (C) is material and has an original term of more than one year and cannot be terminated by the Company without penalty with 30 days notice or less, (D) relates to the license of any patent, copyright, trade secret or other proprietary right to or from the Company, (E) includes provisions restricting or, in any material respect, affecting the development, manufacture or distribution of the Company's intellectual property, products or services, (F) provides for indemnification by the Company with respect to infringements of proprietary rights, or (G) is otherwise material.

All material contracts, leases, subleases and other instruments, whether or not of the types referred to in this Section 2.5(a), to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates is bound (collectively "Company Contracts") are in full force and effect and are binding upon the Company and, to the Company's knowledge, are binding on the other parties thereto, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general from time to time in effect and the exercise by courts of equity powers. No material default by the Company has occurred under any of the Company Contracts and, to the Company's knowledge, (A) no material default by any of the other contracting parties has occurred under any of the Company Contracts and
(B) no event has occurred which with the giving of notice or the lapse of time, or both, would constitute a material default by the Company or any of its subsidiaries or any of the other contracting parties.

          (B) The Company possesses all material licenses, permits, and governmental approvals and authorizations which are required in order to operate its business as presently conducted and the Company is in compliance in all material respects with all such licenses, permits, approvals and authorizations.

          (C) The Company Disclosure Schedule sets forth a list of all claims made or, to the Company's knowledge, threatened against the Company under each Company Contract presently or heretofore in effect (including claims for back charges, rebates, price reductions, breaches of product or service warranties or for product or service liability for products manufactured or sold).

     .6   INTELLECTUAL PROPERTY.  The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any infringement of the rights of others. The Company Disclosure Schedule sets forth all domestic and foreign patents and patent applications, registered trademarks, material common law trademarks, service marks, trade names, symbols and logos used, controlled or owned by the Company, and the rights of the Company with respect to each. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company is not violating or infringing, and has not at any time during the last five years, violated or infringed or received any communications alleging that the Company has violated or infringed or, by conducting its business as proposed, would violate or infringe any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted in any material respect. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed to be conducted, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been validly assigned to the Company.

     .7   EMPLOYEES.

          (A) The Company Disclosure Schedule sets forth a complete and accurate list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, flexible benefit, dependent care, educational assistance, pre-Tax premium, pension, or retirement plan, program, agreement or arrangement (collectively, the "Company Employee Plans"), sponsored, maintained or contributed to or required to be contributed to by the Company or any of its affiliates for the benefit of any employee of the Company or any of its affiliates ("Employee").

          (B) The Company has no plan or commitment, whether legally binding or not, to create any additional Company Employee Plan, or any plan or commitment to modify or change any existing Company Employee Plan, other than changes to comply with applicable law, that would affect any Employee.

          (C) No Company Employee Plan provides death, medical or health benefits (whether or not insured) with respect to current or former Employees after any such Employee's retirement or other termination of service (other than (i) benefit coverage mandated by applicable law, including, without limitation, coverage provided pursuant to Section 4980B of the Code and (ii) deferred compensation benefits accrued as liabilities on the books of Company).

          (D) With respect to each of the Company Employee Plans constituting a group health plan within the meaning of Section 5000(b)(1) of the Code, the provisions of Section 4980B of the Code have been complied with in all material respects.

          (E) There are no Company Employee Plans intended to be qualified under Section 401(a) of the Code.

          (F) There is no pending or, to the knowledge of the Company, threatened Proceeding (as defined in Section 2.9) against the Company or any of its affiliates or any current or former director, major stockholder, officer or supervisory employee of the Company or any of its affiliates, alleging wrongful termination, racial, religious, sexual or age discrimination, improper post-termination conduct, or breach of contract or covenant of employment.

          (G) All individuals who are performing or have performed services for the Company and are or were classified as "independent contractors" for tax purposes qualify for such classification.

          (H) Neither the Company nor any Shareholder has received any communication indicating that any employee or independent contractor of the Company intends to terminate his employment or independent contracting relationship with the Company or, following the Effective Time, the Surviving Corporation. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any compensation following termination of employment with the Company.

     .8   PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS.  Each former and current employee, officer and independent contractor of the Company has executed a Proprietary Information and Inventions Agreement substantially in the form included in the Company Disclosure Schedules.

     .9   LITIGATION AND CLAIMS; COMPLIANCE WITH LAW.

          (A) There is no examination, review, investigation, arbitration, suit, litigation or other proceeding (a "Proceeding") pending or threatened by or before any court or Governmental Authority (as defined in Section 2.15) in which the Company is a party or otherwise involved or to which any of the business or assets of the Company is subject, nor has any third party made any claim against the Company which could result in any such Proceeding nor, to the Company's knowledge, is there any basis for any such claim or Proceeding.

          (B) The Company is not a party to any decree, order or arbitration award (or agreement entered into in any Proceeding) with respect to its properties, assets, personnel or business activities.

          (C) The Company is not and has not at any time since December 31, 1993 been in violation of, or delinquent in respect to, any decree, order or arbitration award or law, statute or regulation of, or agreement with, or any material license or material permit from, any Governmental Authority to which any of its properties, assets, personnel or business activities are subject or to which any of them is subject, including laws, rules and regulations relating to the environment, occupational health and safety, employee benefits, wages, workplace safety, equal employment opportunity and race, religious, sex and age discrimination.

          (D) There are no actions pending or, to the knowledge of the Company, threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

     .10  PROPERTIES.

          (A) Schedule 2.10 sets forth a complete list of all property, tangible or intangible, leased by the Company (the "Leases"). The Company has previously delivered to ADAC complete and accurate copies of all such Leases. Each of the Leases is valid, binding and enforceable in accordance with its terms, and is in full force and effect. The Company is not in default under any Lease, nor to the Company's knowledge is any other party thereto in default thereunder, and no event has occurred which (whether with or without notice, lapse of time or both) would constitute a default by the Company.

          (B) Schedule 2.10 sets forth a complete list of all property, tangible and intangible, owned by the Company (the "Company Properties"). The Company Properties are owned by the Company outright, in each case free and clear of any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, trust, transfer restriction or any other restriction or limitation whatsoever (the "Liens"), except for Liens disclosed in the Financial Statements and notes thereto. Each of the Company Properties are in good operating condition, subject to continued repair and replacement in accordance with past practice. The Company Properties include all of the assets used in or required for the operation of the Company's business.

          (C) The Company has fire and casualty insurance policies, with extended coverage (subject to reasonable deductibles), sufficient to allow them to replace any of their properties that might be damaged or destroyed, and have liability insurance reasonably adequate to protect them and their financial condition against the risks involved in the business conducted by them. The Company Disclosure Schedule sets forth all such policies. The Company has not taken any action, or failed to take any action, which might invalidate any of such policies in whole or in part.

          (D)  The Company owns no real property.

     .11 FULL DISCLOSURE. This Agreement, the Company Disclosure Schedule and all other documents delivered by the Company to ADAC or its attorneys or agents in connection herewith or in connection with the transactions contemplated hereby, do not contain any untrue statement of a material fact nor, to the Company's knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     .12 TRANSACTIONS WITH AFFILIATES. Except for compensation of employees, every transaction between Company and any of its "affiliates" or their "associates" (as such terms are defined in the rules and regulations of the SEC) which is currently in effect or was consummated since December 31, 1991, and which involves more than $60,000 is set forth in the Company Disclosure Schedule.

     .13 FINANCIAL ADVISOR. The Company represents and warrants that, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other Transactions based upon arrangements made by or on behalf of the Company or any of the Shareholders.

     .14 ENFORCEABILITY. The Company has the corporate power and authority to execute, deliver and perform each of the Transactional Agreements (as defined below) to which it is or will become a party. The execution and delivery of said Transactional Agreements have been duly and validly authorized by the unanimous vote of the Board of Directors of the Company and approved by the unanimous vote or written consent of the shareholders of the Company, and no other corporate proceedings on the part of the Company are necessary for the Company to authorize any of the Transactional Agreements, and no such proceedings are necessary to enable the Company to perform or consummate any of the Transactions. Said Transactional Agreements (a) have been (or will be) duly executed and delivered by duly authorized officers of the Company and (b) constitute (or, when executed by the Company, will constitute) legal, valid and binding obligations of the Company enforceable against it in accordance with their terms. For purposes of this Agreement, (i) "Transactional Agreements" means this Agreement and each of the other agreements and documents referred to in Sections 5.10, 5.11, 5.14, 5.15 and 5.16; and (ii) "Transactions" means (A) the execution, delivery and performance of the respective Transactional Agreements and (B) each of the transactions contemplated by or otherwise referred to in any of the Transactional Agreements (including the Merger).

     .15 GOVERNMENTAL CONSENTS; NO CONFLICTS. Except as set forth in the Company Disclosure Schedule, there is no requirement applicable to the Company to make any filing with, or to obtain any permit, authorization, consent or approval of, any federal, state, local or foreign governmental or regulatory agency, department, commission or other authority (a "Governmental Authority") as a condition to the lawful consummation of any of the Transactions. The Company does not know of any reason why any required permit, authorization, consent or approval will not be obtained. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of any of the Transactions will (a) conflict with, violate or result in any breach of any provision of the Certificate of Incorporation or Bylaws (or comparable charter documents) of the Company, (b) result in a default (or with notice or lapse of time or both would result in a default) under, or impair the rights of the Company or alter the rights or obligations of any third party under, or require the Company to make any material payment or become subject to any liability to any third party under, or give rise to any right of termination, amendment, cancellation, acceleration, repurchase, put or call under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license agreement, lease or other contract, instrument or obligation to which the Company is a party or by which the Company or any of its affiliates or any of their assets may be bound, (c) result in the creation of any liens, charges or encumbrances on any of the assets of the Company or (d) conflict with or violate any law, statute, rule, regulation, judgment, order, writ, injunction, decree or arbitration award applicable to the Company or any of its assets.

     .16 NEGOTIATION WITH OTHERS. Upon execution of the letter agreement dated October 28, 1996 between ADAC, the Company and the Shareholders, the Company immediately ceased and caused to be terminated any discussions or negotiations with any parties existing as of October 28, 1996 and that related to any Acquisition Proposal, and the Company immediately demanded the return of all financial and other information furnished to such parties. Except as set forth in the Company Disclosure Schedule, to the Company's knowledge, such parties have returned such information to the Company. "Acquisition Proposal" shall mean any proposal (other than any proposal by ADAC) regarding (i) any merger, consolidation, share exchange, business combination or other similar transaction or series of related transactions involving the Company; (ii) any sale, lease, exchange, transfer or other disposition of the assets of the Company or any subsidiary of the Company constituting more than 10% of the consolidated assets of the Company or accounting for more than 10% of the consolidated revenues of the Company in any one transaction or in a series of related transactions; and
(iii) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any person involving more than 10% of the outstanding shares of the capital stock of the Company.


5

                    REPRESENTATIONS AND WARRANTIES OF ADAC

     ADAC represents and warrants to the Company and the Shareholders as follows:

     .1   SEC FILINGS; FINANCIAL STATEMENTS.

          (A) ADAC has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by ADAC with the SEC between January 1, 1996 and the date of this Agreement (the "ADAC SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the ADAC SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the ADAC SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (B)  The consolidated financial statements contained in the ADAC SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of ADAC and its subsidiaries as of the respective dates thereof and the consolidated results of operations of ADAC and its subsidiaries for the periods covered thereby.

     .2   AUTHORITY; BINDING NATURE OF AGREEMENT.  Subject to the requisite approval by the ADAC Board of Directors, ADAC has the corporate power and authority to perform its obligations under this Agreement. No vote of ADAC's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of ADAC, enforceable against it in accordance with its terms.

     .3   VALID ISSUANCE.  The ADAC Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

     .4   FINANCIAL ADVISOR.  ADAC represents and warrants that, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other Transactions based upon arrangements made by or on behalf of ADAC.

     .5   SECURITIES LAWS.  Assuming the accuracy of the representations and warranties made by each of the Shareholders in the Affiliate and Investment Representation Letter in the form attached hereto as Exhibit B and the filing of a Notice of Sale of Securities Pursuant to Regulation D (which filing will be made in a timely manner following the Effective Time), the ADAC Common Stock to be issued in the Merger when issued in accordance with the terms of this Agreement will be issued in compliance with all applicable federal and state securities laws.


6

                       CONDUCT AND TRANSACTIONS PRIOR TO
                     EFFECTIVE TIME; ADDITIONAL AGREEMENTS

     .1   INFORMATION AND ACCESS.

          (A) During the period from the date of this Agreement through the Closing Date:

                    (I) the Company shall afford, and shall cause the independent auditors, counsel and other advisors and representatives (collectively, "Representatives") of the Company to afford, to ADAC and to ADAC's Representatives, reasonable access to the properties, books, records (including filed Tax Returns, Tax Returns in preparation and the audit work papers and other records of the independent auditors of the Company) and personnel of the Company in order that ADAC and ADAC's Representatives may have a full opportunity to make such investigation as ADAC reasonably desires to make of the Company;

                   (II) the Company shall permit ADAC and ADAC's Representatives to make such reasonable inspections of the Company and its operations as ADAC may reasonably require from time to time; and

                  (III) the Company shall furnish ADAC and ADAC's
Representatives with, and shall cause the Company's Representatives to furnish ADAC with, such financial and operating data and other information with respect to the business and properties of the Company as ADAC or its counsel may reasonably request from time to time.

          (B) Without limiting the generality of Section 4.1(a), during the period from the date of this Agreement through the Closing Date, the Company shall promptly provide ADAC with copies of:

                    (I) all material operating and financial reports prepared by the Company for its senior management, including copies of the unaudited monthly balance sheets of the Company and the related unaudited monthly statements of operations, changes in financial position and changes in shareholders' equity (with copies of such monthly financial statements to be delivered to ADAC no later than the 20th day after the last day of the month to which they relate);

                   (II) any written materials or written communications sent by the Company to its shareholders generally in connection with their status as such; and

                  (III) any notice, report or other document filed with or sent to any Governmental Authority in connection with any of the Transactions.

          (C) No investigation by ADAC or any of its Representatives pursuant to this Section 4.1 shall limit or otherwise affect any representations or warranties of the Company or any condition to any obligation of ADAC.

     .2   CONDUCT OF BUSINESS OF THE COMPANY.

          (A) Except as provided in Section 4.2(b), during the period from the date of this Agreement through the Effective Time, (i) the Company shall conduct its business in the ordinary and usual course consistent with past practice and
(ii) the Company shall use its best efforts to maintain and preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relations with lessors, suppliers, contractors, distributors, customers and others having business relationships with the Company.

          (B) During the period from the date of this Agreement through the Effective Time, the Company shall not do, and shall not permit any of its subsidiaries to do, any of the following, without ADAC's prior written consent:

                    (I) declare, set aside or pay any dividend or make any other distribution in respect of any capital stock, provided however, the Company may on or before the Closing Date, upon giving prior written notice to ADAC, pay a dividend to its shareholders of an amount equal to such shareholders' aggregate S corporation tax liability attributable to such shareholders' stock holdings in the Company for the period from January 1, 1996 through the Closing Date, as calculated by the Company's independent public accountant and reported to ADAC;

                   (II) repurchase, redeem or otherwise acquire any capital stock of the Company;

                  (III) issue, deliver, pledge, encumber, sell or transfer, or authorize or propose the issuance, delivery, pledge, encumbrance, sale or transfer of, any shares of capital stock of the Company or any securities convertible into, or rights, warrants or options to acquire, any such shares of capital stock or other convertible securities, or make any change in its equity capitalization or to the terms of any option, warrant or other equity security of the Company that is currently outstanding;

                   (IV) amend the Certificate of Incorporation, Bylaws or other organizational or charter documents of the Company or adopt any stock purchase rights plan (or "poison pill");

                    (V) acquire any asset, except in the ordinary course of business consistent with past practice;

                   (VI) sell, lease, pledge or otherwise dispose of or encumber any of its assets, except in the ordinary course of business consistent with past practice;

                  (VII) incur any indebtedness for borrowed money, or issue or sell any debt securities or guarantee, endorse or otherwise become responsible for any obligation of any other person;

                 (VIII) adopt or amend any Company Employee Plan, employment agreement, severance agreement, special pay arrangement with respect to termination of employment or other similar arrangement or agreement with any director, officer or employee of the Company, or enter into or amend any severance or termination arrangement;

                   (IX) change any compensation payable or to become payable to any of its officers or employees; or

                    (X) authorize or propose any of the foregoing, or enter into any contract, agreement, commitment or arrangement contemplating any of the foregoing.

     .3   NEGOTIATION WITH OTHERS.

          (A) Until the earlier of the Closing Date or December 31, 1996, the Company shall not, and it shall not authorize or permit any of its officers, directors or employees, directly or indirectly, to (i) solicit, initiate or knowingly encourage or induce the making of any Acquisition Proposal (as defined in Section 2.18), (ii) furnish information regarding the Company or any of its subsidiaries in connection with an Acquisition Proposal or potential Acquisition Proposal, (iii) negotiate or engage in discussions with any third party with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent, contract or other instrument related directly or indirectly to any Acquisition Proposal or contracts with advisors or consultants.

          (B) Until the earlier of the Closing Date or December 31, 1996, each Shareholder shall not, directly or indirectly, (i) solicit, initiate or knowingly encourage or induce the making of any Acquisition Proposal (as defined in Section 2.18), (ii) furnish information regarding the Company or any of its subsidiaries in connection with an Acquisition Proposal or potential Acquisition Proposal, (iii) negotiate or engage in discussions with any third party with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent, contract or other instrument related directly or indirectly to any Acquisition Proposal or contracts with advisors or consultants.

          (C) The Company or, as applicable a Shareholder, shall promptly advise ADAC orally and in writing of the receipt of any Acquisition Proposal or any inquiry relating to an Acquisition Proposal prior to the Effective Time.

          (D) The Company shall immediately cease and cause to be terminated any discussions or negotiations with any parties existing as of the date of this Agreement and that relate to any Acquisition Proposal, and the Company shall immediately demand the return of all financial and other information furnished to such parties.

     .4   REGISTRATION STATEMENT.  No later than February 28, 1997, ADAC shall prepare and cause to be filed with the SEC a Registration Statement on Form S-3 to register the ADAC Common Stock to be issued to the Shareholders in connection with the Merger. ADAC shall use its best efforts to cause such registration statement to become effective as soon as practicable after the filing thereof.

     .5   REGULATORY APPROVALS.

          (A) The Company and ADAC shall use all reasonable efforts to file as soon as practicable after the date of this Agreement all notices, reports and other documents required by law to be filed with any Governmental Authority with respect to the Merger and the other Transactions and to submit promptly any additional information requested by any such Governmental Authority.

          (B) The Company and ADAC shall (i) give each other prompt notice of the commencement of any Proceeding by or before any court or Governmental Authority with respect to the Merger or any of the other Transactions, (ii) keep each other informed as to the status of any such Proceeding and (iii) except as may be prohibited by any Governmental Authority or by any law or court order or decree, permit the other party to be present at each meeting or conference relating to any such Proceeding and to have access to and be consulted in connection with any document filed or provided to any Governmental Authority in connection with any such Proceeding.

     .6   ADDITIONAL AGREEMENTS.  The Company and the Shareholders agree to use their best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Transactions. Without limiting the generality of the foregoing, the Company shall use all commercially reasonable efforts to (i) obtain the consent and approval of each Governmental Authority, lessor or other person whose consent or approval is required (by virtue of any contractual provision or legal requirement or otherwise) in order to permit the consummation of the Merger or any of the other Transactions or in order to enable ADAC as the Surviving Corporation to conduct its business in the manner in which such business is currently being conducted or is proposed to be conducted, (ii) effect all registrations and filings necessary to consummate the Merger and (iii) lift any restraint, injunction or other legal bar to the Merger.

     .7   DISCLOSURE.  Except as otherwise required by law, no announcement shall be made regarding this Agreement or the Merger (a) by either the Company or any Shareholder without the prior written consent of ADAC or (b) by ADAC without the prior written consent of the Company, which consents shall not be unreasonably withheld. Notwithstanding the foregoing, the Company shall be entitled to make such an announcement to its employees. Disclosure prior to the date hereof (i) by the Company to a departmental chairman at the University of Wisconsin and (ii) by ADAC to certain of its employees shall not been deemed to be breaches of this Section 4.7.

     .8   EMPLOYMENT AGREEMENTS.  Each of Mark Gehring and Cameron Sanders shall execute and deliver to ADAC, on or prior to the Closing Date, Employment Agreements in the form attached hereto as Exhibits A-1 and A-2, respectively.

     .9   AFFILIATE AND INVESTMENT REPRESENTATION AGREEMENTS.  Each Shareholder
shall execute and deliver to ADAC, on or prior to the Closing Date, an Affiliate and Investment Representation Agreement in the form attached hereto as Exhibit B.

     .10 CONTINUITY OF INTEREST CERTIFICATES. Each Shareholder shall execute and deliver to ADAC a Continuity of Interest Certificate in the form attached hereto as Exhibit C.

     .11 TAX OPINION BACK-UP CERTIFICATES. The Company shall deliver to ADAC's counsel a tax opinion back-up certificate substantially in the form attached hereto as Exhibit D (the "Company Tax Certificate"). ADAC shall deliver to the Company's counsel a tax opinion back-up certificate substantially in the form attached hereto as Exhibit E (the "ADAC Tax Certificate").


7

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF ADAC

     The obligations of ADAC to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

     .1   REPRESENTATIONS AND WARRANTIES ACCURATE.

          (A) The representations and warranties of the Company contained in this Agreement shall have been accurate in all respects as of the date of this Agreement.

          (B) The representations and warranties of the Company contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date.

     .2   COMPLIANCE WITH COVENANTS.  The Company and the Shareholders shall have complied with and performed in all material respects each covenant contained in this Agreement that is required to be performed by the Company and the Shareholders, respectively, on or prior to the Closing Date.

     .3   NO MATERIAL ADVERSE EFFECT.  Since the date of this Agreement, there shall not have been any material adverse effect on the Company and there shall not have occurred any change or development, or any combination of changes or developments, that would reasonably be expected to have a material adverse effect on the Company.

     .4   CERTIFICATE.  The Company shall have delivered to ADAC a certificate of the Chief Executive Officer of the Company evidencing compliance with the conditions set forth in Sections 5.1, 5.2 and 5.3.

     .5   PRE-ACQUISITION REVIEW.  ADAC shall have completed its pre-acquisition review of the Company and its business and shall be satisfied, in its sole discretion, with the results of such review.

     .6   GOVERNMENTAL CONSENTS AND APPROVALS.  ADAC and the Company shall have received all approvals, licenses, consents, assignments and authorizations of Governmental Authorities as may be required to permit the performance by ADAC and the Company of their respective obligations under this Agreement and the consummation of the Merger and the other Transactions.

     .7   CONSENT OF LENDERS.  ADAC and the Company shall have received any applicable consents of lenders.

     .8   BOARD OF DIRECTORS APPROVAL.  The Board of Directors of ADAC shall have approved this Agreement, the Merger and the Related Transactions.

     .9   EXEMPT TRANSACTION.  The issuance of the ADAC Common Stock in connection with the Merger shall be exempt from the registration requirements of the Securities Act of 1933, as amended.

     .10 EMPLOYMENT AGREEMENTS. Each of Mark Gehring and Cameron Sanders shall have executed and delivered to ADAC an Employment Agreement in the form of Exhibit A-1 and A-2, respectively.

     .11 AFFILIATE AND INVESTMENT REPRESENTATION AGREEMENTS. Each Shareholder shall have executed and delivered to ADAC an Affiliate and Investment Representation Agreement in the form of Exhibit B.

     .12 ABSENCE OF RESTRAINT. No order to restrain, enjoin or otherwise prevent the consummation of the Merger or any of the other Transactions shall have been entered by any court or Governmental Authority.

     .13 NO LITIGATION. There shall not be pending or threatened any Proceeding which, in the reasonable opinion of ADAC, could have a material adverse effect on the Company, ADAC or the Surviving Corporation.

     .14 CONTINUITY OF INTEREST CERTIFICATES. Each Shareholder shall have executed and delivered to ADAC a Continuity of Interest Certificate in the form of Exhibit C.

     .15 LEGAL OPINION. ADAC shall have received an opinion of LaFollette & Sinykin counsel to the Company, dated the Closing Date, in substantially the form set forth on Exhibit F.

     .16 TAX OPINION. Subject to receipt by ADAC's counsel of the ADAC Tax Certificate and the Company Tax Certificate, ADAC shall have received a written opinion from its counsel, dated the Closing Date (reasonably satisfactory in form and substance to ADAC), to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. For purposes of rendering such opinion, ADAC's counsel shall be entitled to rely upon the ADAC Tax Certificate and the Company Tax Certificate.

     .17 CLOSING PRICE. The Closing Price shall not be less than $18.00; provided however, in the event the Closing Price is less than $18.00 and ADAC does not waive this Section 5.18, ADAC shall negotiate with the Company in good faith for an adjustment in the consideration specified in Section 1.5(a)(ii); and provided further, however, that in the event ADAC and the Company cannot agree upon such an adjustment after negotiation in good faith, the condition precedent set forth in this Section 5.17 shall be deemed unfulfilled.


8

    CONDITIONS PRECEDENT TO THE COMPANY'S AND THE SHAREHOLDERS' OBLIGATIONS

     The obligations of the Company and the Shareholders to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of the following conditions:

     .1   REPRESENTATIONS AND WARRANTIES ACCURATE.

          (A) The representations and warranties of ADAC contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement.

          (B) The representations and warranties of ADAC contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date.

     .2   COMPLIANCE WITH COVENANTS.  ADAC shall have complied with and performed in all material respects each covenant contained in this Agreement that is required to be performed by ADAC on or prior to the Closing Date.

     .3   CERTIFICATE.  ADAC shall have delivered to the Company a certificate of an executive officer of ADAC evidencing compliance with the conditions set forth in Sections 6.1 and 6.2.

     .4   LEGAL OPINION.  The Company shall have received an opinion of Cooley
Godward LLP, counsel to ADAC, dated the Closing Date, substantially to the effect of Exhibit G.

     .5   TAX OPINION.  Subject to receipt by the Company's independent accountants of the Company Tax Certificate and the ADAC Tax Certificate, the Company shall have received a written opinion from its independent accountants dated the Closing Date to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. For purposes of rendering such opinion, the Company's independent accountants shall be entitled to rely upon the Company Tax Certificate and the ADAC Tax Certificate.

     .6   ABSENCE OF RESTRAINT.  No order to restrain, enjoin or otherwise prevent the consummation of the Merger or any of the other Transactions shall have been entered by any court or Governmental Authority.

     .7   EMPLOYMENT AGREEMENTS.  ADAC shall have executed and delivered to each of Mark Gehring and Cameron Sanders an Employment Agreement in the form of Exhibit A-1 and A-2, respectively.

     .8   CLOSING PRICE.  The Closing Price shall not be greater than $22.00;
provided however, in the event the Closing Price is greater than $22.00 and the Company does not waive this Section 6.8, the Company shall negotiate with ADAC in good faith for an adjustment in the consideration specified in Section 1.5(a)(ii); and provided further, however, that in the event ADAC and the Company cannot agree upon such an adjustment after negotiation in good faith, the condition precedent set forth in this Section 6.8 shall be deemed unfulfilled.


9

                           TERMINATION OF AGREEMENT

     .1   TERMINATION.

          (A)  This Agreement may be terminated prior to the Effective Time:

                     (I) by mutual written consent of the respective Boards of Directors of ADAC and the Company;

                    (II) by either ADAC or the Company if the Merger shall not have been consummated by December 31, 1996 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

                   (III) by either ADAC or the Company if a court of competent jurisdiction or Governmental Authority shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (B)  This Agreement may be terminated prior to the Closing Date:

                     (I) by ADAC if any of the Company's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate as of the date of this Agreement, or if any of the Company's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that if an inaccuracy in the Company's representations and warranties or a breach of a covenant by the Company is curable by the Company, the Company shall have ten days to cure such breach; or

                    (II) by the Company if any of ADAC's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate as of the date of this Agreement, or if any of ADAC's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that if an inaccuracy in ADAC's representations and warranties or a breach of a covenant by ADAC is curable by ADAC, ADAC shall have ten days to cure such breach.

     .2   EFFECT OF TERMINATION.  In the event of the termination of this
Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect; provided, however, that (i) Section 4.3, this Section 7.2,
Section 7.3 and Section 10.10 shall survive the termination of this Agreement and shall remain in full force and effect and (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of this Agreement.

     .3   FEES AND EXPENSES.  Each of ADAC and the Company shall bear its own expenses in connection with the preparation, negotiation, execution and performance of this Agreement, the Merger and the Transactions, provided, however, the Company may also pay the reasonable legal and accounting fees and expenses incurred by the Shareholders in connection the preparation, negotiation and execution of this Agreement and the Merger.


10

                                   HOLDBACK

     .1   HOLDBACK AMOUNT.  On the Closing Date, ADAC shall withhold ten percent
(10%) of the ADAC Common Stock being delivered pursuant to Section 1.5(a)(ii) (the "Holdback Common Stock") and the shareholders of the Company shall deliver to ADAC endorsed stock powers (the "Stock Powers") in blank for the Holdback Common Stock. ADAC shall hold the Holdback Common Stock until the date specified in Section 8.7 (the "Holdback Period").

     .2   VOTING OF SHARES.  During the Holdback Period, the record owners of the shares of Holdback Common Stock shall be entitled to exercise all voting rights with respect to such shares of Holdback Common Stock. Any cash, securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any shares of Holdback Common Stock held by ADAC shall not be distributed to the record owner of such shares, but rather shall be held by ADAC. At the time any shares of Holdback Common Stock are released by ADAC, any cash, securities or other property previously distributed in respect of or in exchange for such shares shall be released by ADAC to such person.

     .3   TRANSFERABILITY; FRACTIONAL SHARES.  The interests of the record owners in the Holdback Common Stock shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until ADAC shall have received written notice of such transfer. No fractional shares of Holdback Common Stock shall be retained in or released pursuant to this Article 8. In connection with any release of shares of the Holdback Common Stock, ADAC shall be permitted to "round down" or to follow such other rounding procedures as ADAC reasonably determines to be appropriate in order to avoid retaining any fractional share and in order to avoid releasing any fractional share.

     .4   CLAIM NOTICE.  If ADAC determines in good faith that (i) there has been a possible breach by the Company of any representation, warranty, covenant or other provision set forth in this Agreement or the certificate issued pursuant to Section 5.3, or (ii) that there is a reasonable likelihood that any of the matters disclosed in Section 2.8 of the Company Disclosure Schedule may result in any liability, loss, cost or expense to ADAC and if ADAC wishes to make a claim against the Holdback Common Stock with respect to such possible breach, then ADAC may deliver to Mark A. Gehring, as agent (the "Agent") for the stockholders entitled to the Holdback Common Stock a certificate signed by one or more of its officers (a "Claim Notice") setting forth the claim and the amount of the claim (the "Claim Amount"). Notwithstanding the foregoing, ADAC shall not be entitled to make a claim against the Holdback Common Stock until the aggregate amount of all such potential claims exceeds $15,000, at which point all claims up to and exceeding such amount may be satisfied out of the Holdback Common Stock. No Claim Notice may be made following the date one year from the Closing Date.

     .5   RESPONSE NOTICE.  Within thirty (30) days after the delivery of a
Claim Notice to the Agent, the Agent shall deliver to ADAC a written notice (the "Response Notice") containing:

          (A) instructions to the effect that shares of Holdback Common Stock having a Stipulated Value (as defined below) equal to the entire Claim Amount set forth in such Claim Notice are to be released to ADAC; or

          (B) instructions to the effect that shares of Holdback Common Stock having a Stipulated Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released to ADAC, together with a statement that the remaining portion of such Claim Amount is being disputed; or

          (C) a statement that the entire Claim Amount set forth in such Claim Notice is being disputed.

If no Response Notice is received by ADAC from the Agent within thirty (30) days after the delivery of a Claim Notice to the Agent, then the recipient of such Claim Notice shall be deemed to have given instructions that shares of Holdback Common Stock having a Stipulated Value equal to the entire Claim Amount set forth in such Claim Notice are to be released to ADAC.

     .6   RELEASE OF SHARES TO ADAC.

          (A) If the Agent gives (or is deemed to have given) instructions that shares of Holdback Common Stock having a Stipulated Value equal to the entire Claim Amount set forth in a Claim Notice are to be released to ADAC, then ADAC shall be authorized to use the Stock Powers to transfer to ADAC shares of Holdback Common Stock having a Stipulated Value equal to such Claim Amount.

          (B) If a Response Notice delivered by the Agent in response to a Claim Notice contains instructions to the effect that shares of Holdback Common Stock having a Stipulated Value equal to a specified portion (but not the entire amount) of the Claim Amount set forth in such Claim Notice are to be released to ADAC, then (i) ADAC shall be authorized to use the Stock Powers to transfer to ADAC shares of Holdback Common Stock having a Stipulated Value equal to such specified portion of such Claim Amount, and (ii) the procedures set forth in
Section 8.6(c) shall be followed with respect to the remaining portion of such Claim Amount.

          (C) If a Response Notice delivered by the Agent in response to a Claim Notice contains a statement that all or a portion of the Claim Amount set forth in such Claim Notice is being disputed (such Claim Amount or the disputed portion thereof being referred to as the "Disputed Amount"), then, notwithstanding anything contained in Section 8.7, ADAC shall continue to hold (in addition to any other shares of Holdback Common Stock permitted to be retained, whether in connection with any other dispute, or otherwise) shares of Holdback Common Stock having a Stipulated Value equal to One Hundred Twenty-Five percent (125%) of the Disputed Amount. Such shares of Holdback Common Stock shall continue to be held until such time as (i) ADAC or the Agent execute a settlement agreement containing instructions regarding the release of such shares, or (ii) ADAC receives a copy of a court order containing instructions to ADAC regarding the release of such shares. ADAC shall thereupon release such shares of Holdback Common Stock in accordance with the instructions set forth in such settlement agreement or court order. (The parties acknowledge that it is appropriate to retain more than One Hundred percent (100%) of the Claim Amount in recognition of the fact that ADAC may have underestimated the aggregate amount of the actual and potential Damages arising from a particular breach.)

     For purposes of this Article 8, the "Stipulated Value" of each of the shares of Holdback Common Stock held shall be deemed to be equal to the Closing Price.

          (D) With respect to all claims under this Agreement other than claims for breach or violation of Sections 10.1 and 10.10, Shares of Holdback Common Stock shall be transferred to ADAC as permitted under this Article 8 on a pro-rata basis from each Shareholder, based on the number of shares of Holdback Common Stock in the name of each Shareholder. With respect to claims for breach or violation of Sections 10.1 and 10.10, shares of Holdback Common Stock shall be transferred to ADAC as permitted under this Article 8 on a pro-rata basis from only those Shareholders whose conduct resulted in such breach or violation. Any release of Holdback Common Stock to ADAC shall be an adjustment in and reduction of the consideration due the Shareholders as set forth in Section 1.5(a)(ii).

     .7   RELEASE OF SHARES TO AGENT.  On the date which is Three Hundred
Sixty-Five (365) days after the Closing Date, ADAC shall release to the Agent all shares of Holdback Common Stock then held by ADAC, except for any shares of Holdback Common Stock that are to be retained by ADAC pursuant to Section 8.6(c). Any release of shares to the Agent pursuant to the preceding sentence may be effected by mailing stock certificates to the Agent.


     .8   SOLE RECOURSE.  Release of shares of Holdback Common Stock pursuant to the terms hereof shall be the sole recourse for ADAC in the event of a breach by the Company or the Shareholders of this Agreement except for the obligations of the Shareholders under Sections 10.1 and 10.10. The Shareholders shall have no personal liability for any such breach.

11

                        POST-CLOSING COVENANTS OF ADAC

     .1   UNIVERSITY OF WISCONSIN.  ADAC hereby agrees to comply with the provisions of all Geometrics' agreements with the University of Wisconsin, as set forth in the Company Disclosure Schedule.

     .2   LEASE.  The Shareholders have provided the Company's landlord with personal guarantees to secure the obligations of the Company under its office lease. ADAC hereby agrees to indemnify and hold the Shareholders harmless in the event the landlord seeks recourse against such guarantees.

     .3   CREDIT FOR YEARS OF SERVICE FOR VACATION ACCRUALS.  The employees of the Company on the Closing Date who continue their employment with the Company or with ADAC after Closing shall receive credit for their pre-Closing years of service with the Company in determining their vacation accrual status under the ADAC vacation policy.

     .4   CARRYOVER OF VACATION ACCRUALS.  Employees of the Company on the
Closing Date who continue their employment with the Company or with ADAC after Closing shall carryover their accrued but unused vacation days.

12

                                 MISCELLANEOUS

     .1   NON-COMPETE.  Each of Mark A. Gehring and Cameron L. Sanders hereby agrees that during the period commencing upon the Closing Date and ending two years after the Closing Date, without the prior written consent of ADAC, such Shareholder shall not either as an individual or as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, shareholder or investor of any person: (i) participate or engage in the design, development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that directly or indirectly competes with any product or service designed, developed, manufactured, produced, marketed, sold or provided by the Company prior to the Effective Time or by ADAC prior to or after the Effective Time; (ii) solicit or attempt to solicit any person who at the time of such inducement is an employee of ADAC to perform work or services for any other person; or (iii) permit the name of such Shareholder to be used in connection with any competitive business.

     .2   AMENDMENT.  This Agreement may be amended with the approval of the respective Boards of Directors of the Company and ADAC at any time; provided, however, that no amendment shall be made which would have a material adverse effect on the Shareholders of the Company without the further approval of such Shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     .3   WAIVER.

          (A) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (B) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     .4   NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  None of the
representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger.

     .5   SEVERABILITY.  In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void, or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business an other purposes of such void or unenforceable provision.

     .6   ENTIRE AGREEMENT; COUNTERPARTS; APPLICABLE LAW.  This Agreement and
the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall be governed in all respects by the laws of the State of California as applied to contracts entered into and to be performed entirely within California.

     .7   ASSIGNABILITY.  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors; provided, however, that this Agreement may not be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any third person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     .8   NOTICES.  All notices and other communications pursuant to this
Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          IF TO ADAC,
          TO:                           ADAC Laboratories
                                        540 Alder Drive
                                        Milpitas, California 95035
                                        Attention:  Karen Masterson

          WITH A COPY TO:               Cooley Godward LLP
                                        One Maritime Plaza, 20th Floor
                                        San Francisco, California 94111-3580
                                        Attention:  Susan Cooper Philpot

          IF TO THE COMPANY,TO:         Geometrics Corporation
                                        6510 Grand Teton Plaza
                                        Suite 310
                                        Madison, Wisconsin 53719
                                        Attention:  Mark A. Gehring

          WITH A COPY TO:               LaFollette & Sinykin
                                        One East Main Street
                                        Madison, Wisconsin 53703
                                        Attention:  Robert Chritton

All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of a telecopy, when the party receiving such telecopy shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch and (d) in the case of mailing, on the fifth Business Day following such mailing.

     .9 COOPERATION. Each of the Company and ADAC agrees to cooperate fully with the other and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other to evidence or reflect the Transactions and to carry out the intent and purposes of this Agreement.

     .10 CONFIDENTIALITY. The parties hereby agree that all information about the other's business obtained by them pursuant to this Agreement or the letter agreement dated October 28, 1996, shall be deemed confidential and shall not be disclosed to any other party except as contemplated hereby and such information will not be used for any purpose except evaluating the desirability of the Merger. The foregoing shall not apply however to information (i) known to a party prior to such disclosure to such party, (ii) information that become generally available to the public or to a party without confidentiality restrictions after the date hereof, and (iii) required to be disclosed by law or court order.

     .11  CERTAIN TERMS. As used in this Agreement:

          (A) the word "person" refers to any (i) individual, (ii) corporation, partnership, company or other entity, or (iii) Governmental Authority; and

          (B) the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     .12 TITLES. The titles and captions of the Articles and Sections of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

     .13 ARTICLES, SECTIONS AND EXHIBITS. Except as otherwise indicated, all references in this Agreement to "Articles," "Sections" and "Exhibits" are intended to refer to Articles and Sections of this Agreement and Exhibits to this Agreement.

          IN WITNESS WHEREOF, the parties hereby have executed this Agreement and Plan of Reorganization as of the date first above written.

                                        "ADAC"

                                        ADAC LABORATORIES,
                                        a California corporation


                                        By:   __________________________

                                              __________________________
                                                [Print name and Title]


                                        the "Company"

                                        GEOMETRICS CORPORATION,
                                        a Wisconsin corporation


                                        By:   __________________________

                                              __________________________
                                                [Print name and Title]


                                        the "Shareholders"


                                        ____________________________________
                                        Mark A. Gehring


                                        ____________________________________
                                        T. Rockwell Mackie


                                        ____________________________________
                                        Cameron L. Sanders

                                        ____________________________________
                                        Paul J. Reckwerdt

                                      34